UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2019

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1345 Avenue of the Americas, Fl15 New York, NY	10105
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (347) 905 5663

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CBMG	The Nasdaq Global Select Market

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On October 1, 2019, Cellular Biomedicine Group, Inc. (the “Company”) entered into a lease agreement (the “Lease”) with IPX Medical Center Drive Investors, LLC (the “Landlord”), pursuant to which the Company leased approximately 22,477 rentable square feet (the “Premises”) in the building known as 9605 Medical Center Drive, Rockville, Maryland (the “Property”) for office and laboratory purposes currently associated with virus vector, plasmid, cell and gene therapies research and development and commercialized GMP manufacturing.

The term of the Lease is 10 years and 9 months, anticipated to commence on or about April 1, 2020 (the “Original Term”). The Company may renew the Lease after the Original Term for an additional 5 years with written notice to Landlord given no later than 9 months or no earlier than 12 months prior to the end of the Original Term. Any sale of the Property to a third party shall not affect the Company’s rights under the Lease.

Subject to a 9-month “rent holiday” renovation period, the base rent for the first year of the term shall equal $764,218.00 per annum ($34.00 per rentable square foot). Base rent is subject to annual increases of 2.5%. The Company deposited the sum of $254,739.32 as security for the Company’s performance under the terms of the Lease. The Landlord shall pay to the Company a construction allowance for the completion of the alterations of the Premises in an amount of approximately $2,922,010.00 ($130.00 per rentable square foot) to prepare the Premises for the Company’s occupancy.

The Lease contains certain termination triggering events, including but not limited to:

(1)
the Company’s failure to pay base rent or additional rent when it is due,
(2)
the Company’s failure to cure any default (exclusive of monetary defaults) within 30 days after notice, and
(3)
sublease of the Premises or assignment of the Lease by the Company without prior consent of the Landlord.

Other than the first event, which is grounds for immediate default, then giving Landlord the right to terminate the Lease, the termination events listed above are subject to certain cure periods set forth in the Lease.

Item 8.01     Other Events.

On October 2, 2019, the Company issued a press release announcing the signing of the Lease. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

99.1         Press Release, dated October 2, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: October 3, 2019	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu
Chief Executive Officer